Exhibit 10.69








                            MANAGEMENT, OPERATION AND

                              MAINTENANCE CONTRACT

                                     BETWEEN

                        VILLAGE FARMS OF DELAWARE, L.L.C.

                                       AND

                          VILLAGE FARMS OF TEXAS, L.P.



                                February 13, 1996

   Assumption and Assignment of Management, Operation and Maintenance Contract

                                     Between
                        Village Farms of Delaware, L.L.C.
                                       and
                          Village Farms of Texas, L.P.
                             date February 13, 1996


In connection with a certain Management, Operation and Maintenance Contract between Village Farms, L.L.C. (VF) and Village Farms of Texas, L.P. (VFT) dated February 13, 1996 (the "Agreement"), please be advised that VF hereby assigns all of its right for the period from the "Date of Initial Services," (as defined in said Agreement) to December 31, 1996, to Agro Power Development, Inc. (APD).

APD hereby acknowledges acceptance of this assignment and agrees to assume all of VF obligations under said Agreement and to abide by the Agreement terms. The acceptance of this assignment by APD does not relieve VF of any of its obligations or responsibilities to VFT pursuant to the Agreement.

Dated:  July 1, 1996                   Village Farms of Delaware, L.L.C.
                                       by Agro Power Development, Inc.,
                                       it managing member


                                       By:________________________________
                                       Name:    Laurence J. Howard
                                       Title:   Treasurer


                                       Agro Power Development, Inc.


                                       By:________________________________
                                       Name:    Kevin Cobb
                                       Title:   Vice-President

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I
     DEFINITIONS...............................................................1
ARTICLE II
     SCOPE OF DUTIES...........................................................3
         Section 2.01 .  Performance of Start-up, Operation and Maintenance....3
         Section 2.02 .  Personnel.............................................4
         Section 2.03 .  Facility Manager......................................4
         Section 2.04 .  Business Plan and Budget..............................4
         Section 2.05 .  Performance Standards.................................4
ARTICLE III
     OPERATION.................................................................4
         Section 3.01 .  Operation.............................................4
         Section 3.02 .  Compliance With Governmental Rules....................5
         Section 3.03 .  Obligations of Owner..................................5
         Section 3.04 .  Greenhouse Products...................................5
         Section 3.05 .  Maintenance...........................................5
         Section 3.06 .  No Obstruction........................................6
ARTICLE IV
     COMPENSATION AND PAYMENT..................................................6
         Section 4.01 .  Basic Compensation....................................6
         Section 4.02 .  Debt Service Coverage Ratio Test......................7
ARTICLE V
     REPRESENTATIONS AND WARRANTIES............................................7
         Section 5.01 .  Representations and Warranties of the Manager.........7
ARTICLE VI
     COVENANTS OF THE MANAGER..................................................7
         Section 6.01 .  Operating Logs: Records and Audits....................8
         Section 6.02 .  Insurance of the Manager..............................8
         Section 6.03 .  Employment Practices..................................8
         Section 6.04 .  Nondisclosure.........................................8
         Section 6.05 .  Compliance with Governmental Rules....................9
ARTICLE VII
     GENERAL LIABILITY.........................................................9
         Section 7.01 .  Indemnification.......................................9
ARTICLE VIII
     DEFAULTS AND REMEDIES....................................................10
         Section 8.01 .  Defaults.............................................10
         Section 8.02 .  Damages for Termination Without Cause................11
ARTICLE IX
     TERM.....................................................................11
         Section 9.01 .  Term.................................................11

ARTICLE X
     MISCELLANEOUS............................................................11
         Section 10.01 .  Notices.............................................11
         Section 10.02 .  Severability........................................12
         Section 10.03 .  Amendment...........................................12
         Section 10.04 .  Assignment..........................................12
         Section 10.05 .  Relationship of the Parties.........................12
         Section 10.06 .  Headings; Etc.......................................12
         Section 10.07 .  Governing Law.......................................13
         Section 10.08 .  Parties in Interest; Limitation and Rights
                          of Others...........................................13
         Section 10.09 .  Arbitration.........................................12

                 MANAGEMENT, OPERATION AND MAINTENANCE CONTRACT

     Village Farms of Texas, L.P. (the "Owner") intends to construct and operate an approximate 41-acre greenhouse (the "Greenhouse"). The Greenhouse will be manufactured and constructed by Dalsem Kasenbouw B.V. (the "Contractor") , Agro Power Development, Inc. (the "General Contractor") and the Owner. Village Farms of Delaware, L.L.C. (the "Manager") and the Owner have entered into this Management, Operation and Maintenance Contract dated as of February 13, 1996 to operate, maintain and manage the Greenhouse.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and in reliance upon the representations and warranties of each party set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms when used herein shall have the following meanings:

     "Affiliate" of any Person shall mean each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities of such designated Person or ten percent (10%) or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns and holds ten percent (10%) or more of any class of voting securities or in which such designated
Person beneficially owns or holds ten percent (10%) or more of the equity interest. For the purposes of this definition, the terms controls, "controlled by," and "under common control with," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

     "Business Day" shall mean any day other than Saturday, Sunday or other day on which banks are authorized to be closed Texas, New York, North Carolina, or New Jersey.

     "Business Plan and Budget" shall mean the business plan and budget prepared annually or more often by Manager setting forth the items described in Section 2.04.

     "Capital Assets" shall mean all reusable equipment and components used in the operation of the Greenhouse.

     "Codes and Standards" shall mean the applicable national, state and local engineering construction, building and safety codes and standards from time to time in effect governing the construction and operation of the Greenhouse.

     "Contract" shall mean this document and any exhibits and appendices hereto as amended from time to time.

     "Contract Year" initially shall be the period ending on December 31 next following the Date of Initial Services and each calendar year thereafter.

     "Credit Agreement" shall mean the Credit Agreement to be entered into between Owner and the Lender, as the same may be amended, modified or supplemented from time to time.

     "Date of Initial Services" shall mean that date, as agreed upon by the Manager and the Owner, which is sixty (60) days prior to the date of Phase I Substantial Completion under the Commercial Greenhouse Design and Construction Contract, dated December 7, 1995 by and between Contractor and General Contractor, as same may be amended, modified or supplemented from time to time.

     "Facility Manager" shall mean the person described in Section 2.03.

     "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment or similar norm or decision of any Federal, state, local or foreign government, authority, agency, court or other body or entity having jurisdiction over the Site including the Codes and Standards.

     "Greenhouse Construction Agreement" shall mean the Construction Agreement for the construction of the Greenhouse by and between the Contractor and the General Contractor as assigned to the Owner and as supplemented, modified and amended through the date hereof.

     "Lender" shall mean CoBank, ACB, as Agent for the lending institution(s) providing financing for the Project, and their successors and assigns.

     "Marketing Agent" shall be Village Farms, LLC for the term and to such extent as described in the Marketing and Sales Agreement between the Owner and Village Farms, LLC, dated February 13, 1996.

     "Operating Costs" shall mean the sum (without duplication) of (a) direct labor costs paid, (b) seed expense paid, (c) packaging supplies expense paid,
(d) fertilizer and chemical expenses paid, (e) biological control, including bees, expense paid, (f) freight expense paid, (g) growing medium and supplies expense paid, (h) carbon dioxide expense paid, (i) utility (including hot water, electricity and natural gas) expense paid, (j) compensation paid to the Manager hereunder, (k) insurance premiums and property taxes paid, (1) principal and interest paid with respect to the Credit Agreement and (m) all other cash expenses paid relating to the operation of the Greenhouse, to the extent contained in the Business Plan and Budget.

     "Party" shall mean Owner or the Manager, or any of them, as appropriate and their successors and permitted assignees.

     "Payroll Costs" shall mean the salaries payable to employees of the Manager performing the Work at the Site.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Product" shall mean all production derived from the Greenhouse, which shall initially consist of tomatoes.

     "Revenues" shall mean the gross proceeds derived from the sale of the Product, plus interest income, and any and all other types of income received by the Owner, less allowances, returns, and amounts received with respect to freight and transportation charges, and excluding insurance proceeds.

     "Site" shall mean the Greenhouse and its grounds located at Highway 17 North, Fort Davis, Jeff Davis County, Texas.

     "Term" shall mean the period provided for in Section 9.01 hereof.

     "Uncontrollable Force" shall mean any of the following which are beyond the reasonable control of a Party and which materially impairs the performance by such Party of its duties and obligations hereunder and such material impairment continues for a period of more than thirty (30) days: (a) severe weather, flood, fire, lightning or other natural disaster or act of God, (b) earthquake or subsidence, whatever its cause, (c) strikes or other labor disturbances, whether or not involving employees of a Party, (d) action or inaction by, or inability to obtain authorization or approval from, any governmental agency or authority, which a Party is unable, after its best efforts, to overcome, (e) compliance with any Governmental Rule, (f) war (whether declared or not), sabotage, act of a public enemy, insurrection, riot or civil disturbance, (g) defects in material equipment necessary for performance of the Contract, (h) any act by another party (other than the Party claiming Uncontrollable Force, any Affiliate of such Party or the respective agents, servants or employees of such Party or Affiliates) or (i) any other similar act.

     "Work" shall mean all duties and responsibilities of the Manager under this Contract.

                                   ARTICLE II
                                 SCOPE OF DUTIES

     Section 2.01. Performance of Start-up, Operation and Maintenance. As more specifically described in Articles III and IV, the Manager shall furnish, manage and supervise all personnel necessary in connection with the design, start-up, operation, maintenance, service and repair of the Greenhouse. Commencing on the Date of Initial Services, the Facility Manager (as defined herein in Section
2.03) shall be available on the Site to provide consulting services to the Contractor in its construction of the Greenhouse and to prepare the Greenhouse for production. Prior to the Date of Initial Services and upon witnessing all performance testing, the Manager shall inspect the Greenhouse, and unless the Manager submits in writing to Owner a report setting forth any defects in the design or construction of the Greenhouse within thirty (30) days after the Date of Initial Services and upon witnessing all performance testing, the Manager will be deemed to have accepted the Greenhouse. Any defects in the design or construction of the Greenhouse or in any equipment therein reasonably discoverable by the Manager through such inspection shall not be grounds for claiming Uncontrollable Force after acceptance of the Greenhouse by the Manager. The marketing and distribution of the Product shall be the primary responsibility of Village Farms, LLC (the "Marketer") as defined in the marketing and Sales Agreement, a copy of which is attached hereto as Exhibit B.

     Section 2.02. Personnel. The Manager shall dedicate to the performance of the Contract such administrative, technical and supervisory personnel (each of whom will be properly trained and qualified to undertake their respective assigned duties) and support systems and services as are necessary or desirable to (i) assure start-up and commissioning of the Greenhouse, (ii) instruct the Owner and its employees in the proper operation of the Greenhouse, and (iii) perform Manager's responsibilities under this Contract.

     Section 2.03. Facility Manager. The Manager shall identify one competent individual to act in the capacity of Facility Manager. The Facility Manager shall be responsible on a day-to-day basis for the operations and performance of the Greenhouse. The selection and continued employment of the Facility Manager in the performance of the Greenhouse Operations shall be subject to the approval of Owner, which approval shall not be unreasonably withheld. The Facility Manager shall be an employee of the Owner.

     Section 2.04. Business Plan and Budget. Prior to the date of Phase I Substantial Completion under the Commercial Greenhouse Design and Construction Contract, the Manager will provide to the Owner a preliminary Business Plan and Budget for the first year operations setting forth such information as the Owner shall reasonably request. In addition, within forty-five (45) days prior to the Date of Initial Services and within forty-five (45) days prior to December 31 of each year thereafter, the Manager shall submit to the Owner the Business Plan and Budget for the initial Contract Year and each Contract Year thereafter. The Business Plan and Budget shall set forth in form and detail reasonably satisfactory to Owner, the Manager's best estimate of Revenues and Operating Costs of the Greenhouse for such Contract Year. Each Business Plan and Budget delivered hereunder shall be subject to the approval of Owner. In the event the Owner does not notify the Manager of its approval or disapproval of the Business Plan and Budget within fourteen (14) days of its receipt of same, the Owner shall be deemed to have approved such Business Plan and Budget.

     Section 2.05. Performance Standards. The Manager shall be responsible for the operating performance of the Greenhouse in accordance with the Business Plan and Budget and in conformity with industry, professional and safety standards and in a prudent and businesslike manner. The Manager shall be responsible for the means, methods and techniques used in the operation of the Greenhouse. The Manager shall maintain good order and discipline at the Greenhouse at all times and shall take all reasonable precautions to protect the Greenhouse and its contents (including, but not limited to, the Product) from damage and to protect employees of Lender, Owner and the Manager and members of the public from injury at the Site.

                                   ARTICLE III
                                    OPERATION

     Section 3.01. Operation. During the period beginning on the Date of Initial Services and ending at the expiration of the Term of this Contract, the Manager shall use its best efforts to operate the Greenhouse (including, but not limited to, the sowing, growing, harvesting and packaging of the Product) at its fullest productive capacity in accordance with the Business Plan and Budget and in accordance with prudent agricultural economic practices and to assist the Marketing Agent in its efforts to market the Product to derive the greatest possible revenue therefrom. The Manager warrants that, during each Contract Year, beginning with the Second

Contract Year,  that the operating  performance  of the Greenhouse  will be on a
basis   consistent  with  similar   greenhouses   operated  by  the  Manager  in
consideration of differences in size and location of the other greenhouses.

     Section 3.02. Compliance With Governmental Rules. The Manager shall at all times operate the Greenhouse in accordance with all applicable Governmental Rules (including, but not limited to, all environmental protection, hazardous or toxic substances, pollution, waste, material handling, disposal, sanitary, health, and safety laws, rules and regulations). The Manager shall be liable for all fines, fees, penalties, damages or other costs imposed by a governmental authority attributable to its willful acts or negligence (and the negligence of its agents and employees) in connection with the operation, use or maintenance of the Greenhouse.

     Section 3.03. Obligations of Owner. Throughout the Term of this Contract, Owner shall supply to the Manager of the Greenhouse such personnel and Operating Supplies as shall be mutually agreed upon by the Manager and owner in the Business Plan and Budget. The Manager shall be responsible for overseeing and recording the use of all Operating Supplies and shall give Owner reasonable notice of its requirements for additional personnel and Operating Supplies not set forth in the Business Plan and Budget, along with the reasons therefor. The Manager shall be responsible for inspecting Operating Supplies furnished by Owner, and any defects in such Operating Supplies reasonably discoverable by Manager through such inspection, and which are capable of being corrected in a reasonable time frame, shall not be grounds for claiming Uncontrollable Force. All personnel of the Greenhouse operation shall at all times be employees of owner. The Manager shall have the right to direct and instruct the employees of Owner, and subject to Owner's approval, which will not be unreasonably withheld, to hire and fire Owner's employees, as Manager considers necessary and desirable for the operation of the Greenhouse.

     Section 3.04. Greenhouse Products. It is contemplated by this Contract that the Manager will use its best efforts to produce tomatoes in the Greenhouse in accordance with the Business Plan and Budget. However, if in the opinion of the manager the Greenhouse operation can be made more profitable by the production of produce more profitable than tomatoes, then the Manager, with the prior written consent of Owner and the Lender, may produce a substitute product.

     Section 3.05. Maintenance. The Manager shall have the responsibility of directing the maintenance, service and repair of the Greenhouse (a) in material accordance with industry standards of prudence, (b) in accordance with specifications, directions, instructions and recommendations of the manufacturers of the components thereof, (c) in accordance with all applicable Governmental Rules (including, but not limited to, all environmental protection, hazardous or toxic substances, pollution, waste, material handling, disposal, sanitary, health, and safety laws, rules and regulations) and (d) to the extent materially necessary to (i) maintain the Greenhouse in good operating condition and repair, ordinary wear and tear excepted, (ii) cause the Greenhouse to continue to have the capacity and functional ability to perform, on a continuing basis, in normal commercial operation, the function for which it was specifically designed, (iii) comply with any standards imposed by any insurer who has issued any insurance policy or policies in effect at any time during this Contract with respect to the Greenhouse or any part thereof and (iv) keep in full force and effect any warranty with respect to the Greenhouse or any part thereof. The Manager shall operate the Greenhouse in such a manner that at all times

(a) the Greenhouse and its surrounding grounds shall be free of litter (both organic and non-organic), (b) waste materials (both organic and non-organic) will be confined to areas designed and maintained for their storage and processing, (c) the exterior appearance of the buildings and the landscaping surrounding the Greenhouse shall be neat and orderly and (d) the interior of the Greenhouse will be neat and clean. The Manager will identify potential maintenance problems and recommend corrective actions in the Business Plan and Budget. All costs associated with performing the aforementioned maintenance services will be the responsibility of the Owner. The Manager will include its best estimate of such costs in the Business Plan and Budget.

     Section 3.06. No Obstruction. Until the termination of this Contract, Owner shall not, either through its agents or employees, take any action that would prevent the Manager from operating the Greenhouse in accordance with the Contract nor take any action that would materially obstruct the Site or the Greenhouse, unless such prevention or obstruction is caused by Uncontrollable Force or by the Manager or any of its Affiliates or any of their respective employees, servants or agents.

                                   ARTICLE IV
                            COMPENSATION AND PAYMENT

     Section 4.01. Basic Compensation. In consideration of the performance of Manager's obligations under the Contract, Owner shall pay to the Manager the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) per Contract Year (the "Compensation") in twelve equal monthly installments beginning on the 1st day of the second month following the Date of Initial Services and on each anniversary thereafter. For the period from the Date of Initial Services through the first day of the month following the Date of Initial Services, the Manager shall be entitled to a fee equal to the product of (i) the Compensation and (ii) a fraction which shall be the number of weeks of such period divided by 52, such amount to be payable on the first day of the month following the Date of Initial Services. Such compensation will be adjusted each January 1 of each Contract Year by the same percentage change in the Consumer Price Index ("CPI"), provided the adjustment shall not cause the Compensation to be less than the current Contract Year's Compensation. If for any reason the Manager is unable to perform its obligations hereunder except as a result of termination of this Contract because of a default by the Manager hereunder, then the Manager shall be entitled to the continuation of the Compensation as though the Contract had been performed by the Manager, provided however, that in the event that the Manager or Owner is unable to perform its obligations under this Contract because of an Uncontrollable Force, then the Compensation shall be discontinued at any time after the later of, the first anniversary of the event creating the Uncontrollable Force or the date on which the Manager's continued performance was disrupted. In the event this Agreement has been terminated, and in the event the Manager may have received Compensation to which it was not entitled, said overpayment of Compensation shall be immediately due and payable to the Owner, upon the determination of such overpayment.

     Section 4.02.  Debt Service  Coverage  Ratio Test.  The  provisions of this
Section 4.02 shall remain in effect only for so long as the Owner is party to any loan agreement with the Lenders. In the event Owner's debt service coverage ratio as defined in the Credit Agreement ("DSCR") for any calendar year falls below 1.5, then, in that event, no Compensation shall be paid for any portion of that calendar year, however, the right to Compensation shall accrue, provided the DSCR is greater than 1.0, and shall be paid to the Manager in one sum, immediately following Owner's achievement of a DSCR of at least 1.5. In the event that Compensation was paid for any portion of the calendar year during which Owner's actual DSCR fell below 1.5, those payments shall be deducted from future payments due the Manager hereunder, until the Owner has recouped same. Immediately upon the Owner achieving a DSCR of 1.5, any payments which were withheld or recouped by owner shall be paid to the manager in one sum. The Owner's DSCR shall be measured as of December 31 of each year during the term of this Contract.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     Section 5.01. Representations and Warranties of the Manager. The Manager represents and warrants to Owner that both it and the Facility Manager have substantial experience in the start-up, operation and management of the maintenance, service and repair of facilities similar to the Greenhouse. The Manager is a limited liability company organized and validly existing under the laws of the State of Delaware. The Manager's execution and delivery of this Contract and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Manager and this Contract constitutes the Manager's legal, valid and binding obligation, enforceable against the Manager in accordance with its terms. The Manager's execution and delivery of this contract and the performance of its obligations hereunder will not conflict with, violate or result in a default under the Manager's certificate of formation or operating agreement or any mortgage, indenture, agreement, instrument or other contract to which the Manager is a party or by which the Manager is bound.

                                   ARTICLE VI
                            COVENANTS OF THE MANAGER

     Section 6.01. Operating Logs: Records and Audits. The Manager shall maintain for the benefit of Owner daily operating logs showing the production and sales from the Greenhouse and shall prepare maintenance and repair reports in detail sufficient to indicate the nature of all maintenance and repairs performed. The Manager shall also maintain such records and books of accounts as are appropriate for the proper management of the Greenhouse and all transactions related thereto. All such books, records and reports shall be the sole and exclusive property of the Owner, and the Manager shall keep such books and records in such place or places so as to provide Owner (and its authorized representatives) with maximum access thereto and the ability to make copies thereof.

     Section 6.02. Insurance of the Manager. At all times during the operation of the Greenhouse, the Manager maintain the following types and amounts of insurance, with insurers acceptable to the Owner and the Lender:

     (a)  Workers'   Compensation   Insurance  (including  employer's  liability
insurance) covering personnel of the Manager in connection with this contract, subject to the laws of Texas;

     (b) Primary Comprehensive General Liability Insurance for bodily injury and/or property damage arising from the Work, subject to a combined single limit of $1,000,000 per occurrence;

     All insurance  policies  procured and  maintained  pursuant to this Section
6.02 shall contain a clause requiring the insurer and the Manager to notify Owner and the Lender in writing 45 days prior to any cancellation or expiration thereof or any amendment thereto. Prior to the Date of Initial Services the Manager shall furnish Owner and the Lender a certificate of insurance certifying that the insurance coverage required pursuant to this Section 6.02 is in effect.

     During the Term of this Contract, Owner shall keep the Facility (including the Greenhouse and all equipment therein) and the Site insured against such risks and in such amounts as are reasonably required by the Lender.

     The cost of insurance required pursuant to this Section 6.02 shall be born solely by the Manager. Each such policy shall name the Lender and the Owner (in the case of (a) and (b) above) as an additional insured.

     Section 6.03. Employment Practices. The Manager shall comply with the applicable requirements of Executive Orders Nos. 11246 (Equal Opportunity and Certification of Nonsegregated Facilities), 11701 (Affirmative Action for Disabled Veterans and Handicapped of the Vietnam Era), 11758 (Affirmative Action for Handicapped Workers), 11458 and 11625 (Minority Business Enterprise) and all other Governmental Rules relating to employment practices to the extent applicable.

     Section 6.04. Nondisclosure. All reports, records and other information related to the Site, the Greenhouse, the operations of the Owner, and the performance of the Manager of its duties hereunder shall not be used by the Manager for any purposes other than those contemplated hereby or pursuant to the written consent of the Owner and shall not be disclosed by the Manager to any other party or any other person or entity except with the prior written consent of the Owner. Furthermore, the Manager shall not copy of reproduce any such information without the written consent of the Owner (other than such reasonable copies as may be necessary to perform its duties and obligations under this Agreement). The Manager shall also take reasonable precautions to ensure against any breach of the obligations contained herein which shall be no less stringent than the precautions and procedures that it uses to protect its own proprietary information and which shall, at a minimum, be deemed to include, without limitation, taking precautions to ensure that it will only make such information available to those of its employees who have a need to know it. Upon the expiration or termination of this Agreement, Manager shall immediately return to the Owner all such information and all whole or partial copies thereof and all other materials that may include, in whole or in part, such information. All rights, whether arising under copyright, patent, trade secret, or other laws, to such information are hereby reserved by the Owner.

     Section 6.05. Compliance with Governmental Rules. The Manager shall at all times perform its other duties and obligations hereunder in accordance with all applicable Governmental Rules. The Manager shall be liable for all fines, fees,
penalties,   damages  or  other
costs imposed by a governmental authority attributable to its and/or its agents, servants and employees) in connection with the performance of its other duties and obligations hereunder.

                                  ARTICLE VII
                                GENERAL LIABILITY

     Section 7.01. Liability. (Omitted)

     Section 7.02. Indemnification. The Manager shall indemnify and save harmless Owner and Lender, and their respective directors, officers, agents and employees from and against (i) any and all loss, damage, injury, liability and claims thereof for injury to or death of a person, including, but not limited to, personnel of the Manager, Lender and owner, (ii) any and all loss of or damage to property and (iii) any and all loss of income by the Owner, resulting from the Manager's performance of this Contract to the extent the same is caused by the negligence or willful misconduct of the Manager, any of its Affiliates, or any or their respective directors, officers, agents or employees. Owner shall indemnify and save harmless the Manager and Lender, and their respective directors, officers, agents, and employees from and against (i) any and all loss, damage, injury, liability and claims thereof for injury to or death of a person, including personnel of Owner, Lender and the Manager, (ii) any and all loss of or damage to property, and (iii) any and all loss of income by the Manager, resulting from the owner's performance of this Contract to the extent the same is caused by the negligence or willful misconduct of the Owner, any of its Affiliates, or any of its directors, officers, agents or employees.

                                  ARTICLE VIII
                              DEFAULTS AND REMEDIES

     Section 8.01. Defaults. Upon the failure of any Party to substantially comply with any of the obligations of such Party hereunder and continued noncompliance for a period of 30 days (except in the case where such failure will result in injury to or damage or loss of perishable Product, in which case the cure period shall be five (5) days) after written notice of the noncompliance is sent to such Party, the non-defaulting Party may, at its option, by written notice to the defaulting Party, declare this Contract to be in default and at any time thereafter the non-defaulting Party may, at its sole discretion, (a) exercise any right or pursue any remedy that may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof and (b) terminate this Contract. The exercise of any rights or pursuit of any remedies pursuant to this Contract shall not relieve the defaulting Party of any of its obligations and liabilities hereunder, all of which shall survive such exercise or pursuit. To the extent permitted by law, and subject to any mandatory requirements of applicable law, and further subject to Section 8.02 herein, each and every right, power and remedy herein specifically given to the non-defaulting Party or otherwise in this Contract shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given for now or hereafter existing at law, equity or by statute and I each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised or pursued from time to time and as of ten in such order as may be deemed expedient by the non-defaulting Party, and the exercise or pursuit or the beginning of the exercise or pursuit of any right, power or remedy shall not be construed to be a waiver of the right to exercise or to pursue at any time or thereafter any other right, power or remedy. No delay or admission by a Party in the exercise of any right or power or in the pursuit of any remedy may impair any such right, power or remedy or be construed to be a waiver of any default on the party of the other Party or to be an acquiescence therein. No expressed or implied waiver by a Party of any default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default hereunder. Neither Party shall be considered to be in default for failure to perform, or delay in performing, any obligation under this Contract if performance is prevented, hindered or delayed by an Uncontrollable Force (but only for so long as such Uncontrollable Force continues unabated). In such event, the Party which is unable, or anticipates being unable, to perform shall (a) promptly notify the other Party in writing of the nature, cause, date of commencement and expected duration of any such delay, (b) indicate to what extent it will be prevented from performing and (c) exercise due diligence to overcome such inability to perform with all reasonable dispatch. In the event a Party claims excuse of performance as a result of an Uncontrollable Force which continues unabated for more than one hundred twenty (120) days, the Party that is not affected by such Uncontrollable Force shall have the option to terminate this Agreement on written notice to the other Party.

     Section 8.02. Damages for Termination Without Cause. Notwithstanding anything to the contrary in Section 8.01, the Parties agree that should Owner elect to terminate the Agreement without cause at any time, pursuant to Section
9.01 herein, then Owner shall pay as liquidated damages to the Manager a sum equal to one-fourth (1/4) of the annual amount of Compensation in effect at such early termination, which shall be Owner's sole and exclusive liability and Manager's sole and exclusive remedy, for such early termination without cause.

                                   ARTICLE IX
                                      TERM

     Section 9.01. Term. Subject to Article VIII and Section 3.01, this Contract shall continue to be in effect for fifteen (15) years from the Date of Initial Services; provided, however that the Term may be extended for additional periods on terms acceptable to both Parties, such terms to be agreed upon not later than three months prior to the expiration of the Term. Notwithstanding the foregoing, the owner shall be permitted to terminate this Contract with or without cause, upon ninety (90) days written notice to the Manager, subject to the terms of the Credit Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.01. Notices. Unless otherwise specifically provided herein, all notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when sent by telefax to the telefax number below and followed by a confirmation transmitted by an additional mode of communication provided for herein, (iii) the second day following the day on which the same has been delivered prepaid to a national (only in the case of notices within the continental United States) or an international air courier service, or (iv) when received if sent by the mails, certified or registered, postage prepaid, in each case addressed to the party to whom such notice is being given at the following addresses:

         OWNER:   Village Farms of Texas, L.P.
                  c/o Agro Power Development, Inc.
                  10 Alvin Court
                  East Brunswick, NJ 08816
                  Attention:   President
                  Telefax:   908-254-1710

                               and

                  Village Farms of Texas, L.P.
                  c/o Cogentrix of Fort Davis I, Inc.
                  9405 Arrowpoint Boulevard
                  Charlotte, NC 28273
                  Attention:   General Counsel
                  Telefax:   704-529-1006

         MANAGER: Village Farms of Delaware, LLC
                  10 Alvin Court
                  East Brunswick, NJ 08816
                  Attention:   President
                  Telefax:   908-254-1710

Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with the Section.

     Section 10.02. Severability. Any provision of this Contract that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the Manager and Owner hereby waive any provision by law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 10.03. Amendment. Neither this Contract nor any other terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Party against which enforcement of the termination, amendment, supplement, waiver or modification shall be signed.

     Section 10.04. Assignment. Neither Party may assign any of their respective rights under this Contract without the prior written consent of the other Party; provided, however, that Owner may assign its rights hereunder to the Lender. Any assignment not permitted by this Section 10.04 shall be void.

     Section 10.05. Relationship of the Parties. It is agreed and understood by the Parties that the Manager is an independent contractor with respect to Owner. No action, admission or instruction shall be deemed to make the Manager an employee, agent or partner of Owner or to create any other relationship among the Parties.

     Section 10.06. Headings; Etc. The Table of Contents and headings of the various articles and sections of this Contract are for the convenience of reference only and shall not modify, define or limit any other terms and provisions of this Contract.

     Section 10.07. Governing Law. This Contract shall in all respects, including all matters of construction, validity and performance, be governed by and construed in accordance with the laws of the State of New York.

     Section 10.08. Parties in Interest; Limitation and Rights of Others. This provisions of this Contract shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assignees. Nothing in this Contract, whether expressed or implied, shall be construed to give any Person (other then the parties hereto and their respective successors and permitted assignees) any legal or equitable right, remedy or claim under or in respect of this Contract or any covenants, conditions or provisions contained herein.

     Section 10.09. Arbitration. (a) In the event a dispute arises between-or among the Parties relating to the terms of this Agreement and any Party gives written notice of such dispute to the other Party, then each of the Parties involved in such dispute shall refer the dispute to its senior management. The senior management of each Party shall meet and confer regarding the resolution of the dispute. In the event a resolution of such dispute is not reached within 30 days of the written notice, then either of the Parties may submit the dispute to arbitration in accordance with Section 10.09.(b).

     (b) Arbitration of disputes pursuant to this Section 10.09.(b) shall be held in New York, New York, unless otherwise agreed to by the Parties, under the commercial arbitration rules of the American Arbitration Association, and shall be heard by three arbitrators selected in accordance with such rules. Each arbitrator shall have at least five years experience in the United States in a profession or professions related to the subject matter involved in the dispute and shall not be a past or present officer, director or employee of, or have any interest in or material relationship with, any Partner or any Affiliate of any Partner. Any arbitral award shall be final and binding and may be entered by any Party in any state or Federal court having jurisdiction thereof. Costs of arbitration (including reasonable attorney's fees and arbitration costs) shall be paid either equally or by the Parties to the arbitration or in accordance with the decision of the arbitrators.

     IN WITNESS WHEREOF, the Parties have caused this Contract to be duly executed by the respective officers thereunto duly authorized as of the date and year first above written.

                                   VILLAGE FARMS OF DELAWARE, L.L.C.

                                   By:    Agro Power Development, Inc.,
                                          its Managing

                                   BY:___________________________________
                                   Name:    Kevin Cobb
                                   Title:

                                   VILLAGE FARMS OF TEXAS, L.P.

                                   BY:___________________________________
                                   Name:
                                   Title: